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                                                                 EXHIBIT 10.3(b)

                        FIRST AMENDMENT AND MODIFICATION
                               TO LOAN AGREEMENT

         This First Amendment and Modification to Loan Agreement (the "First Amendment") is executed by and between NEWMARK HOMES, L.P., a Texas Limited Partnership (the "Borrower"), acting by and through NEWMARK HOME CORPORATION, a Nevada corporation, as the general partner of the Borrower. and COMPASS BANK, a Texas state banking association of Harris County, Texas (the "Bank") effective as of the 1st day of March, 1997, for the following purposes and considerations:

         WHEREAS, Borrower and Bank executed and entered into that certain Master Revolving Line of Credit Loan Agreement dated October 1, 1996, which is incorporated herein by reference for all purposes, and which is hereinafter referred to as the "Loan Agreement". All capitalized terms used herein shall have the same meaning as defined in the Loan Agreement; and

         WHEREAS, Borrower and Bank desire to amend and modify the Loan Agreement to adjust the interest rate as provided in the Note as of the effective date of this First Amendment:

         NOW, THEREFORE, for and in consideration of the mutual benefits to Bank and Borrower, the receipt and sufficiency of which are hereby acknowledged and confessed by each party, the undersigned do hereby enter into this First Amendment, as of the effective date stated above, as follows:

1. Section 2.2 of the Loan Agreement shall be as written in the Loan Agreement dated October 1, 1996, through and until February 28, 1997. Effective from and after March 1, 1997, the said Section 2.2 of the Loan Agreement is amended to read as follows:

                          2.2 Interest Terms. The Note shall bear interest on
                 the outstanding principal balance at the Index Rate plus 125/1000 (0.125%) percent per annum, floating, but in no event to exceed the Highest Lawful Rate. Changes in the interest rate of the Line of Credit Note shall occur without notice to Borrower as the Index Rate changes.

2. Borrower hereby ratifies and confirms each and every provision of the Loan Agreement, the Note and the Security Instruments, as modified hereby, including but not limited to the warranties and representations contained therein. Borrower further certifies to Bank that Borrower is in full compliance with all of the covenants and agreements contained in the Loan Agreement, the Note and the Security Instruments, as modified hereby. Borrower further certifies that no Event of Default has occurred or currently exists, and





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         no situation now exists which, with the passage of time, would constitute an Event of Default.

         This Amendment and Modification is executed between the parties effective on the date stated above.

BORROWER:                                       BANK:

NEWMARK HOMES, L.P.                             COMPASS BANK
By:      Newmark Home Corporation, a
         Nevada corporation

By: /s/ TERRY WHITE                             By: /s/ JESSICA N. CHU
   ----------------------------                    ----------------------------
Name:  Terry White                              Name: Jessica N. Chu
     --------------------------                      --------------------------
Title:  SVP                                     Title: Vice President
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